UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of principal executive offices)	(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2016, Eclipse Resources Corporation (the “Company”) entered into the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, as borrower, Bank of Montreal, as administrative agent (the “Administrative Agent”), and each of the lenders party thereto.

The Amendment amends the Second Amended and Restated Credit Agreement, dated as of June 11, 2015 (the “Credit Agreement”), by and among the Company, the Administrative Agent and each of the lenders party thereto, to, among other things, permit thereunder the Company’s previously announced private offer to exchange (the “Exchange Offer”) any and all of the Company’s outstanding 8.875% Senior Unsecured Notes due 2023 (the “Existing Notes”) for the Company’s new 9.00% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”), the issuance of the Second Lien Notes and the grant of a lien on substantially all of the Company’s and its subsidiaries’ assets in connection therewith. In addition, the Amendment permits the Company to voluntarily repurchase a portion of the Existing Notes that are not exchanged into Second Lien Notes, subject to certain conditions, including (i) all such repurchases must occur on or before the effective date with respect to the Company’s scheduled borrowing base redetermination date of October 1, 2016, and (ii) the aggregate purchase price paid by the Company in all such repurchases cannot exceed $50.0 million (such permitted repurchase, the “Permitted Bond Repurchase”). Other than the Permitted Bond Repurchase, which is effective immediately, the effectiveness of the Amendment is conditional upon, among other things, the Company’s issuance of Second Lien Notes in an aggregate principal amount of at least $50.0 million. Affiliates of certain of the lenders under the Credit Agreement are serving as dealer managers in the Exchange Offer.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of January 21, 2016, by and among Eclipse Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and each of the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date:	January 25, 2016

Index to Exhibits

Exhibit Number	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of January 21, 2016, by and among Eclipse Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and each of the lenders party thereto